Exhibit 14.2

Vangent Holding Corp.
Audit Committee Charter	Adopted: October 29, 2008
I.	PURPOSE
To provide oversight and review of the Company’s accounting and financial functions and its financial reporting process in consultation with the Company’s independent and internal auditors relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent and internal auditors, and (iv) the performance of the internal audit function. Except when such powers are by statute or regulation reserved to the Board of Directors (the “Board”), the Audit Committee (the “Committee”) shall possess and may exercise the powers of the Board relating to all accounting and auditing matters for the Company.
II.	COMPOSITION
The Committee shall be a standing Committee of the Board, and its membership shall consist of two (2) or more members of the Board who are independent and financially sophisticated, at least one of whom must have accounting or financial management expertise required to qualify as an audit committee expert in accordance with the requirements of the NYSE. The board shall designate the Chairman of the Committee from among its membership.
III.	DUTIES AND RESPONSIBILITIES
Except as specifically provided herein or otherwise authorized by the Board, the Committee is limited to forwarding recommendations and submitting them to the Board for approval. In this context, the Committee is authorized to:
1.	Independent Audit Function
(a)	Engage a registered public accounting firm to perform independent auditor services for the Company, reporting directly to the Committee;

(b)	Approve or disapprove audit and non-audit services proposed to be performed for the Company by the independent auditor, review the scope of the audit plans, and take appropriate action in the response to reports filed by the independent auditor;

(c)	Review with the independent auditors any significant audit problems or difficulties and management’s response thereto, and be directly responsible for the resolution of disagreements between management and the independent auditors regarding the company’s financial reporting;

(d)	Prior to the issuance of quarterly or annual press releases by the Company, but in no event later than the period prior to filing Securities and Exchange Commission Form 10-Q or Form 10K, require that the independent auditors advise the Committee of any matters identified during quarterly reviews or annual audits of the Company’s financial statements that are required to be communicated to the Committee under generally accepted auditing standards;

(e)	Ensure that the independent auditor submits to the Committee at least annually a report describing (i) all relationships and services that may impact its independence with respect to the Company; (ii) its internal quality-control procedures; and (iii) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one of more independent auditors carried out by the auditing firm; and the steps taken to deal with such issues;

(f)	Evaluate the independent auditor’s qualifications, performance and independence, including evaluation of the lead partner assigned to the Company’s account, and monitor the rotation of the lead partner.

(g)	Establish policies relating to the Company’s hiring of current or former employees of the independent auditors; and

(h)	Review the costs of all external accounting and related financial services to determine the reasonableness thereof,
2.	Internal Audit and Other Risk Management Functions
(a)	Review the qualifications of the Company’s lead internal auditor, the scope of the internal audit work plan for each year, and the Internal Audit Departments budget and staffing;

(b)	Review the procedures and operations of the internal audit department and its activities and recommend improvements as appropriate;

(c)	As appropriate, review significant findings issued by the Internal Audit Department and management’s actions to address these findings; and

(d)	Review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.
3.	Financial Statements, Disclosures and Related Matters
(a)	Review with the Company’s management, independent auditors and internal auditors, as appropriate, the following:
i.	Major issues and changes with respect to the Company’s application of accounting principles, presentation of financial statements, and the adequacy of the Company’s internal controls;

ii.	Any analyses prepared by management and/or the independent auditors setting forth significant accounting and financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative methods under generally accepted accounting principles of the financial statements; and

iii.	The effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the financial statements of the Company.
(b)	Review with the Company’s management the type and presentation of information included in its earnings press releases, especially the use of non-GAAP financial information, and any financial information and earnings guidance provided to analysts and rating agencies;

(c)	Prior to filing with the Securities and Exchange Commission, review and discuss with management and the independent auditors:
i.	The Company’s annual audited financial statements to be filed on Form 10-K and recommend to the Board whether the annual audited financial statements should be included in the Company’s Form 10-K, with the review to include: (x) the independent auditors’ judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements and (y) the disclosure included in “Managements’ Discussion and Analysis of Financial Condition and Results of Operations;”

ii.	Management’s assessment of and report on the effectiveness of internal control over financial reporting as of the end of the most recent fiscal year, and any required independent auditor’s related report;

iii.	The Company’s quarterly financial statements to be filed on Form 10-Q, with the review to include the disclosures included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

iv.	Any significant deficiencies or material weaknesses identified by management in connection with required quarterly certifications, and any significant changes in internal control over financial reporting that are disclosed.
(d)	Obtain and review a report from the independent auditors, prior to filing of the Form 10-K with the Securities and Exchange Commission, related to the Company’s critical accounting policies and practices used; any alternative treatments under generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternatives and the independent auditors’ preferred treatment; and other material written communication between the independent auditors and management as appropriate;

(e)	Prepare an Audit Committee report as required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
4.	Legal and Regulatory Compliance Matters
(a)	Periodically review the Company’s ethics program as established and administered by the General Counsel;

(b)	Receive and review periodic reports from the General Counsel summarizing activity reported by employees through the Company’s “hotline”;

(c)	Coordinate with the General Counsel to investigate independently and evaluate the results of any allegations of fraud or financial misstatement;

(d)	Periodically review the Company’s Disclosure Committee process to assure that all senior financial executives report any known deficiencies or misstatements in the Company’s financial reports prior to filing with the Securities and Exchange Commission; and

(e)	Periodically review with the General Counsel the status of all significant pending litigation and open regulatory issues.

5.	Committee Authority
(a)	The Committee may retain, at the Company’s expense, special legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to meet with any members of, or advisors to, the Committee.

(b)	The Committee shall review and recommend to the Board of the adequacy of its charter and proposed changes annually or as otherwise needed.

(c)	The Committee has the responsibilities and powers set forth in this charter, however, such responsibilities and powers do not include the responsibility to assure compliance with laws and regulation, the Company’s Code of Business Conduct, nor is it the Committees’ responsibility to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States.
IV.	MEETING TIMES
The Committee shall hold at least four meetings each year and shall periodically, but no less than annually, meet in executive session with representatives of the Company’s independent auditors, management (Chief Financial Officer and General Counsel), and internal audit department.
V.	ACCOUNTABILITY/RECORDING OF MINUTES
The Committee shall maintain written minutes of each of its meetings. At the Board meeting following any meeting of the Committee, the Chairman of the Committee shall provide a report of the Committee’s proceedings.
APPROVALS:

Title	Signature	Date

Chairman, Audit Committee	/s/ Charles S. Ream	October 29, 2008